Exhibit 99.1

VIASPACE ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

PASADENA, CA — August 13, 2007—VIASPACE Inc. (OTCBB: VSPC), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today financial results for the quarter ended June 30, 2007.

Revenues for the second quarter of 2007 were $132,000, as compared with $174,000 in the same quarter of 2006, a decrease of $42,000. Gross profit for the second quarter of 2007 was $48,000 compared with $28,000 for the comparable quarter of 2006.

Operating expenses for the second quarter of 2007 were $2,155,000 compared to $1,482,000 in the same quarter of 2006. Included in operating expenses for the second quarter of 2007 was $919,000 of stock option, warrant and restricted stock compensation expense compared with $345,000 for the same period in 2006. Second quarter of 2007 operating expenses included $415,000 in research and development expense and $1,740,000 in selling, general and administrative expense. In the second quarter of 2006, there was $271,000 in research and development expense and $1,211,000 in selling, general and administrative expense. Loss from operations for the second quarter of 2007 was $2,107,000 compared to $1,454,000 in the same quarter of 2006.

Other income/expense including minority interest in consolidated subsidiaries was income of $14,000 for the second quarter of 2007 compared to income of $26,000 for the same period in 2006.

Net loss was $2,102,000 for the second quarter of 2007, compared to net loss of $1,423,000 for the same quarter of 2006. The Company’s loss per basic and fully diluted share was $.01 during the second quarter of 2007 and less than $0.01 in the second quarter of 2006.

Commenting on second quarter results, Dr. Carl Kukkonen, CEO of VIASPACE said, “The Company recorded an increase in commercial contract revenues from our contract with L-3 Communications Security and Detection Systems (L3) for expanding our role to provide sensor data fusion software and SHINE inference engine technology for the Advanced Container Security Device (ACSD) project under a contract awarded to L-3 by the US Department of Homeland Security. The ACSD project aims to develop the next generation of maritime cargo container security. The Company also recorded revenues related to expanded sales of its VIASENSOR HS-1000 humidity instrument in Asia and academia that originally targeted companies and universities that are actively engaged in fuel cell research and development, and has expanded to new applications in exhaust emissions for automobiles and embedded applications for hybrid fuel cell automobiles. These increases offset decreases in revenues by the Company’s Ionfinity and DMFCC subsidiaries compared to 2006 levels.”

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com

Investor Relations contact:
Dr. Jan Vandersande, Director of Communications
800-517-8050
IR@VIASPACE.com

Press contact:
Dr. Carl Kukkonen, CEO
626-768-3360
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This news release includes forward-looking statements. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2006, and our Quarterly Report on Form 10-Q for the period ended June 30, 2007, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.